Exhibit 99

     Summit Financial Group Announces First Half 2005 Semi-Annual Dividend

     MOOREFIELD, W.Va.--(BUSINESS WIRE)--April 25, 2005--Summit Financial Group, Inc. (NASDAQ: SMMF), a $907 million financial holding company headquartered in Moorefield, West Virginia, today announces its first half 2005 semi-annual cash dividend. The dividend will be $0.14 per share and is payable on June 15, 2005 to shareholders of record as of June 1, 2005. This dividend represents an increase of 12% over the $0.125 per share paid in the first half of 2004.
     Summit operates thirteen banking locations through its two wholly owned subsidiary banks, Summit Community Bank headquartered in Moorefield, West Virginia, and Shenandoah Valley National Bank in Winchester, Virginia. In addition, Summit also operates Summit Mortgage, a residential mortgage loan originator located in Herndon, Virginia, and Summit Insurance, LLC in Moorefield, West Virginia.


     CONTACT: Summit Financial Group, Inc.
              Teresa Sherman, 304-530-0526
              tsherman@SummitFGI.com